UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 18, 2021
COMSTOCK RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-03262	94-1667468

(State or other jurisdiction incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)
(972) 668-8800
(Registrant's Telephone No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events
On February 18, 2021, Comstock Resources, Inc. (the “Company”) issued a press release announcing that, subject to market conditions, it intends to commence an offering of senior notes due 2029 in a private placement to eligible purchasers. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.
In addition, on February 18, 2021, the Company issued a press release announcing the commencement of tender offers to purchase up to $750.0 million aggregate purchase price of its outstanding 7.5% senior notes due 2025 (“2025 Notes”) and 9.75% senior notes due 2026 (“2026 Notes”) (the “Tender Offers”); provided that the Company will not accept for purchase more than $375.0 million aggregate principal amount of the 2025 Notes and $325.0 million aggregate principal amount of the 2026 Notes (which amounts are subject to further increase or decrease by the Company). The terms and conditions of the Tender Offers are described in an Offer to Purchase, dated February 18, 2021. A copy of the press release is furnished as Exhibit 99.2 hereto and incorporated by reference herein.
The press releases shall not constitute offers to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01     Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press release dated February 18, 2021 announcing offering of senior notes due 2029
Exhibit 99.2	Press release dated February 18, 2021 announcing the Tender Offers

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: February 18, 2020	By:	/s/ ROLAND O. BURNS
Roland O. Burns
President and Chief Financial Officer